        Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2020, relating to the financial statements of Luminar Technologies, Inc. appearing in the Proxy Statement / Form S-4 of Gores Metropoulos, Inc. filed on October 23, 2020, which is incorporated herein by reference from the Current Report on Form 8-K of Luminar Technologies, Inc. filed December 8, 2020.

/s/ Deloitte & Touche LLP

San Jose, California
February 26, 2021